                                                            FORM  FOR
                                                            ----  ---

                        SEAMAN FURNITURE COMPANY, INC.

                      Nonqualified Stock Option Agreement
                      -----------------------------------


          WHEREAS, Thomas Martinez (the "Optionee") is Vice President, of Seaman Furniture Company, Inc. (the "Company");

          WHEREAS, the execution of a Nonqualified Stock Option Agreement substantially in the form hereof has been duly authorized by a resolution of the Board of Directors (the "Board") of the Company duly adopted as of May 1, 1995 (the "Date of Grant") and incorporated herein by reference; and

          WHEREAS, the option granted hereby is intended as a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, pursuant to the Company's 1992 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee an option to purchase 9,000 shares of Common Stock, par value $.01 per share, of the Company at the exercise price of per share, and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon full payment of the option exercise price, subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

          1. This option (until terminated as hereinafter provided) shall be exercisable to the extent of ____ shares on ________________ and ____ shares on ________ and ____ shares on ____________, but only if at such time the Optionee is in the employ of the Company or any Subsidiary and has been in the continuous employ since the date hereof. For the purposes of this paragraph, leaves of absence approved by the Board or the committee of the Board (the "Committee") for illness, military or governmental service or other cause shall be regarded as employment.

To the extent exercisable, this option may be exercised in whole or in part from time to time.

          2. The option exercise price shall be payable (a) in cash or by check acceptable to the Company, (b) by transfer to the Company of shares of Common Stock that have been owned by the Optionee for more than six months prior to the date of exercise and have a fair market value on the date of exercise equal to the option exercise price, or (c) by a combination of any of the foregoing methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a broker who is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the option exercise price and pursuant to which the broker undertakes to deliver the full option exercise price to the Company not later than the date on which the sale transaction will settle in the ordinary course of business. For the purposes of this Section 2 and Section 9 hereof, "fair market value" shall be as determined by the Committee from time to time.

          3. (a) If the Optionee desires to sell all or any portion of the shares of Common Stock owned by him pursuant to any exercise of any option granted under the Plan, the Optionee shall give written notice to the Company of his intention to dispose of such shares, which notice shall specify the number of shares of Common Stock proposed to be disposed of, the minimum price proposed to be asked therefor on a per share basis (the "First Refusal Price"), in the case of a private sale the intended purchaser of such shares, if known, and if not known, a written explanation as to the reason the Optionee does not know the identity of the intended purchaser, and the other terms and conditions of the proposed sale. Such notice shall constitute an offer to sell to the Company all of the shares of Common Stock set forth in such notice, at the aggregate First Refusal Price and on the terms other than price set forth in such notice (the "First Refusal Offer").

          (b) The First Refusal Offer may be accepted, in whole only, by the Company by giving notice of acceptance to the Optionee within 2 business days after receiving the First Refusal Offer, which notice of acceptance shall specify the number of shares of Common Stock to be purchased by the Company.

          (c) The closing of any purchase pursuant to this Paragraph 3 shall be held within 10 business days following the date the Company gives its notice of acceptance, at such date, time and/or place as the parties may agree. At any such closing, the Optionee shall deliver to the Company a certificate or certificates representing the number of shares of Common Stock specified in the Company's notice of acceptance, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in proper form for transfer on the books of the Company, together with stamps for any applicable stock transfer tax or provision for payment thereof, and the Company shall deliver to the Optionee a certified check or bank draft payable to the order of the Optionee in an amount equal to the product of the First Refusal Price and the number of shares of Common Stock being purchased by the Company.

          (d) If the Company does not exercise the First Refusal Offer, the Optionee may, within 10 business days immediately following the expiration of such 2 business days, sell all or any portion of the balance of the shares of Common Stock covered by the First Refusal Offer which are not covered by a notice of acceptance of the Company at a price per share not less than the First Refusal Price and on the same terms and conditions (including as to manner of payment) as those set forth in the First Refusal Offer. If the Optionee does not make such disposition within such 10 business days, no subsequent disposition of any of the Optionee's shares of Common Stock may be made without again complying with this Paragraph 3.

          (e) If the Optionee fails to comply with this Paragraph 3 with respect to any of his shares of Common Stock, any attempted or purported sale, assignment, transfer, or other disposition of such shares shall be void and of no effect, and all dividends and other distributions of any kind whatsoever (whether pursuant to liquidation or otherwise) shall be deemed to have been waived, and the voting rights of such shares on any matter whatsoever shall be suspended, during the period commencing with the Optionee's initial failure of compliance with this Paragraph 3 and ending when the Company has agreed in writing to terminate such suspension and permit such sale, assignment, transfer, hypothecation, pledge, encumbrance or other disposition.

          4. Upon the Optionee's ceasing to be an employee of the Company or a Subsidiary for any reason, including death or retirement or following permanent disability (a "Termination"), the Company shall have the right upon a written notice (the "Repurchase Notice") given to the Optionee within 30 days of such Termination, to repurchase from the Optionee all or any portion of the Common Stock then owned by the Optionee and acquired hereunder and to require the Optionee to surrender to the Company for cancellation all or any portion of this option then remaining exercisable upon payment to the Optionee, from any source of funds legally available therefor, of the purchase price as hereinafter provided.

          If there is a public trading market for the Common Stock, the purchase price for any repurchase shall be determined within 2 business days of the date of the Repurchase Notice and shall be payable in cash within 10 business days following the date of such determination. If there is not a public trading market for the Common Stock, the purchase price for any repurchase shall be determined within 90 days after the

Repurchase Notice and shall be payable in cash within 10 business days following the date of such determination. With respect to the Common Stock, the purchase price shall be determined by (a) multiplying the number of shares of Common Stock being repurchased by the Company by (b) the Current Market Price (as defined below) per share of Common Stock as of the date of the Repurchase Notice. With respect to the surrender of options, the purchase price shall be determined by (a) multiplying the number of shares of Common Stock subject to such options or portion thereof being surrendered to the Company by (b) the difference between the Current Market Price (as defined below) per share of Common Stock as of the date of the Repurchase Notice and the option exercise price per share of Common Stock as of the date of the Repurchase Notice.

          "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for the previous 10 consecutive business days for a listing on the National Market System ("NMS") or the previous 30 consecutive business days for a listing on NASDAQ. The daily market price for each such business day shall be the last reported closing price if listed on the NMS or the average of the last reported closing bid and asked prices on such day on NASDAQ, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., or if neither corporation is reporting such prices, as furnished by any member of the NASD which is making a market in the Common Stock. In the event there is no market for the shares or the Committee, in its sole discretion, determines that on account of the lack of trading volume, the Current Market Price cannot be determined from the daily market prices, the Current Market Price shall mean the amount determined by an investment banker selected by the Optionee from a list of at least three disinterested qualified investment bankers provided by the Committee.

          5. This option shall terminate on the earliest of the following dates:

          (a) Except with respect to any portion of this option subject to a Repurchase Notice given pursuant to Section 4, ninety days after the date of a Termination other than on account of death; provided, however, if the date of
                                            --------  -------
Termination occurs within the initial three months and one day after the date of grant of the option, the ninety-day period shall be extended through the fifth business day after the six-month anniversary of the date of grant of the option;

          (b) Except with respect to any portion of this option subject to a Repurchase Notice given pursuant to Section 4, one year after the date of Optionee's death; and
          (c) Ten years from the Date of Grant.

          Nothing contained in this option shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Optionee at any time.

          6. This option is not transferable by the Optionee except by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

          7. Notwithstanding any other provision of this Nonqualified Stock Option Agreement, this option shall not be exercisable if the exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with all such laws.

          8. The Committee shall make such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by this option as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization or partial or complete liquidation or other distribution of assets involving the Company or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

          9. If the Company shall be required to withhold any federal, state or local tax in connection with the Optionee's exercise of this option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes. The Optionee may elect with the consent of the Committee that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the shares purchased upon exercise of this option. If such election is made, the shares so retained shall be credited against such withholding requirement at the then fair market value on the date of exercise as defined in Section 2 hereof.

          10. For the purposes of this Nonqualified Stock Option Agreement, (a) the term "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and (b) the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the

Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

          EXECUTED as of the 1st day of May, 1995.
                             ---        ---  ----

                                    SEAMAN FURNITURE COMPANY, INC.


                                    By /s/ Robert Webber
                                       ---------------------------
                                       Title: Vice President

          The undersigned Optionee hereby acknowledges receipt of an executed original of this Nonqualified Stock Option Agreement and accepts the option granted hereunder.


                                   /s/ Thomas Martinez
                                   ---------------------------------------------
                                   Optionee